Exhibit 99.2

News Release	3D Systems Corporation 333 Three D Systems Circle Rock Hill, SC 29730 www.3dsystems.com NASDAQ: TDSC

Investor Contact:	Chanda Hughes	Media Contact:	Katharina Hayes
	803-326-4010		803-326-3941
	Email: HughesC@3dsystems.com		Email: HayesK@3dsystems.com

3D Systems Announces Revolutionary

V-Flash™ Desktop Modeler

- Fast, compact model-maker to be priced at $9,900 -

ROCK HILL, S.C., January 18, 2007 – 3D Systems Corporation (NASDAQ: TDSC), a leading provider of rapid 3-D Printing, Prototyping and Manufacturing solutions, announced today its plans to introduce a revolutionary, fast, simple and compact new office modeler, the V-Flash™ desktop modeler, this summer.

The V-Flash™ desktop modeler can build ready-to-use, three-dimensional models within hours at home, school or office workstations. The cost-effective model-maker will enable designers, engineers, hobbyists and students to imagine, design and produce their ideas at their desks.

The V-Flash™ desktop modeler is the first product 3D Systems plans to bring to market this summer that is based on a breakthrough fourth technology platform. This innovative and advanced technology platform enhances 3D Systems’ already comprehensive portfolio of Rapid 3D Printing, Prototyping and Manufacturing solutions. The company’s development of cutting-edge proprietary, Film Transfer Imaging (FTI) technology enabled the development of this simple, fast, compact and affordable desktop modeler, a solution that the company expects will surpass all other current technology 3-D printers on the market.

“The development of the V-Flash™ desktop modeler represents a significant and important building block in our comprehensive strategy to provide our customers with solutions that transform the way they design and manufacture new products. Today’s announcement that the company plans to introduce the revolutionary V-Flash™ desktop modeler this summer, also marks 3D Systems’ unveiling of a new disruptive technology platform, a fourth platform we intend to leverage extensively in the coming years to launch additional, innovative solutions. We believe that this disruptive technology platform will enable us to broaden our marketplace reach and accelerate the adoption of this revolutionary technology,” said Abe Reichental, 3D Systems’ president and chief executive officer. “The exciting V-Flash™ desktop modeler is just what our customers have been asking for all along, continued Reichental, an easy-to-use, plug and play, economical model-maker that expedites part delivery and revolutionizes concept design as we know it. With the capability to create stereolithography (SLA®)-like quality, three-dimensional models in the office, home or school setting, and the affordability of this solution, we believe that this modeler will usher in a new expansion era of Rapid Prototyping to a broader range of market applications. As the company that invented SLA® technology and pioneered the creation of the entire Rapid Prototyping industry, we are enormously proud, yet again, to lead through another significant technology breakthrough as we make our final plans to commercialize this truly affordable desktop modeler later this summer.”

The 25-by-26-by-27 inch V-Flash™ desktop modeler will weigh about 100 pounds and have a maximum build volume of 7 by 9 inches and 8 inches tall. With standard power requirements, plug and play set-up and simple operation, the V-Flash™ desktop modeler will be office, home and school friendly. V-Flash™ produced models will demonstrate SLA®-like accuracy, resolution and quality. The ready-to-use models will be ready for use, testing and verification within hours.

The V-Flash™ desktop modeler will be the most economical machine of its kind at $9,900, making it affordable for business, hobby and school.

The V-Flash™ desktop modeler will be available in the summer of 2007 in the United States. More information on this revolutionary new model-maker is available at www.modelin3d.com.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,”

“expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and expectations, including matters relating to the proposed restatements of the company’s financial statements and related matters described herein, and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements,” “Cautionary Statements and Risk Factors,” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of rapid 3-D Printing, Prototyping and Manufacturing solutions. Its systems and materials reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input. These solutions are used for design communication and prototyping as well as for production of functional end-use parts:  Transform your products.

More information on the company is available at www.3dsystems.com, or via email at moreinfo@3dsystems.com.